Exhibit 10.1
Execution Version

JOINDER AGREEMENT NO. 2
THIS JOINDER AGREEMENT NO. 2, dated as of June 29, 2017 (this “Agreement”), by and among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (in such capacity, the “Funding Incremental Term Loan Lender”), POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the GUARANTORS party hereto, and BARCLAYS BANK PLC, as Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to (a) the Amended and Restated Credit Agreement, dated as of March 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders party thereto from time to time and Barclays Bank PLC, as Administrative Agent and (b) Joinder Agreement No. 1, dated as of May 24, 2017 (“Joinder Agreement No. 1”), by and among Credit Suisse AG, Cayman Islands Branch, as the Funding Incremental Term Loan Lender thereunder, the Borrower, the Guarantors party thereto and Barclays Bank, PLC, as Administrative Agent pursuant to which the Series A Incremental Term Loans (such loans, as defined therein, there “Existing Series A Incremental Term Loans”) were extended to the Borrower on May 24, 2017 (such date, the “Joinder Agreement No. 1 Effective Date”) in accordance with the terms and conditions set forth in Joinder Agreement No. 1;
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request new Incremental Term Loan Commitments by entering into one or more Joinder Agreements with Incremental Term Loan Lenders;
WHEREAS, pursuant to Section 2.14 of the Credit Agreement, (a) the Borrower has requested an Incremental Term Loan Commitment with an Increased Amount Date which is the Joinder Agreement No. 2 Effective Date referred to below in order to finance its pending acquisition of Latimer Newco 2 Limited (the “Pending Acquisition”) pursuant to that certain Agreement for the Sale and Purchase of the Entire Issued Share Capital of Latimer Newco 2 Limited, dated as of April 18, 2017 (such date, the “Acquisition Agreement Date”), (b) any Incremental Term Loans, if made on terms identical to any existing Series of Incremental Term Loans, may constitute a part of such existing Series of Incremental Term Loans and (c) the Borrower has requested that the Incremental Term Loans to be funded pursuant to this Agreement (such loans, the “Tack-On Series A Incremental Term Loans”) be treated as part of the same Series as the Existing Series A Incremental Term Loans and that the Tack-On Series A Incremental Term Loans be fungible (for United States federal income tax purposes) with the Existing Series A Incremental Term Loans;

WHEREAS, pursuant to Section 1.09(c) of the Credit Agreement, the Borrower has made an LCA Election with respect to the Pending Acquisition;
WHEREAS, subject to the terms and conditions of the Credit Agreement, this Agreement may, without the consent of any other Lenders, effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.14 of the Credit Agreement; and
WHEREAS, the Funding Incremental Term Loan Lender hereby agrees to commit to provide the Tack-On Series A Incremental Term Loans in the amount set forth on Schedule A annexed hereto (the amount set forth on Schedule A annexed hereto, the “Incremental Term Loan Commitment”).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
The Funding Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (including Joinder Agreement No. 1), together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and that it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
The Funding Incremental Term Loan Lender hereby agrees to provide the Tack-On Series A Incremental Term Loans on the terms and subject to the conditions set forth below. The Incremental Term Loan Commitments of the Funding Incremental Term Loan Lender shall terminate in its entirety on the Joinder Agreement No. 2 Effective Date (after giving effect to the incurrence of the Tack-On Series A Incremental Term Loans).

1.
Incremental Term Loan Commitment. The effectiveness of this Agreement and the obligation of the Funding Incremental Term Loan Lender to fund the Tack-On Series A Incremental Term Loans hereunder are subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “Joinder Agreement No. 2 Effective Date”):

(a) no Default or Event of Default under Section 8.01(f) or Section 8.01(g) of the Credit Agreement shall exist immediately before or immediately after giving effect to the proposed Borrowing contemplated hereby, the extensions of credit to be made on the Increased Amount Date and the application of the proceeds thereof;
(b) the Borrower shall be in pro forma compliance with (i) the covenant set forth in Section 7.11 of the Credit Agreement as of the Acquisition Agreement Date, (ii) a Consolidated Leverage Ratio not to exceed 6.50:1.00 as of the Acquisition Agreement Date and (iii) a Senior Secured Leverage Ratio not to exceed 3.00:1.00 as of the Acquisition Agreement Date;
(c) the representations and warranties of the Borrower and each other Loan Party contained in Sections 5.01(a), 5.01(b), 5.02(a), 5.02(b)(i), 5.14, 5.19, 5.20, 5.21, 5.22 (other than the first or second sentence thereof) and 5.23 of the Credit Agreement shall be true and correct in all material respects as of the Joinder Agreement No. 2 Effective Date to the same extent as though made as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;
(d) all costs, fees, expenses (including, without limitation, reasonable and invoiced out-of-pocket legal fees and expenses and recording taxes and fees) and other compensation contemplated by that certain Engagement Letter, dated May 10, 2017, among the Borrower and the Arrangers and that certain Fee Letter, dated May 10, 2017, between the Borrower and Credit Suisse Securities (USA) LLC, in each case, payable to the Arrangers, the Administrative Agent and the Funding Incremental Term Loan Lender on the Increased Amount Date and invoiced prior to such date shall, upon the initial borrowing of the Tack-On Series A Incremental Term Loans, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Tack-On Series A Incremental Term Loans); and
(e) the Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified:
(i) an opinion from (A) Lewis Rice LLC, counsel to the Loan Parties, and (B) local or other counsel in each of the jurisdictions listed on Schedule B hereto, in each case as reasonably requested by the Administrative Agent, in the case of each of clauses (A) and (B), in form and substance reasonably satisfactory to the Administrative Agent;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates, each properly executed by Responsible Officers (including, solely for purposes of this Section 1(e)(ii), the secretary or assistant secretary of a Loan Party) of each Loan Party, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer (including, solely for purposes of this Section 1(e)(ii), the secretary or assistant secretary of a Loan Party) thereof authorized to act as a Responsible Officer (including, solely for purposes of this Section 1(e)(ii), the secretary or assistant secretary of a Loan Party) in connection with this Agreement;
(iii) a certificate executed by the Chief Financial Officer of the Borrower as to the solvency of the Borrower and its Subsidiaries (taken as a whole) on the Increased Amount Date after giving effect to the transactions contemplated hereby;
(iv) a Committed Loan Notice executed by a Responsible Officer of the Borrower in respect of the Tack-On Series A Incremental Term Loans in accordance with Section 2.02 of the Credit Agreement;
(v) the Borrower shall have paid all accrued and unpaid interest on the Existing Series A Incremental Term Loans up to but not including the Joinder No. 2 Effective Date;
(vi) a certificate executed by a Responsible Officer (including, solely for purposes of this Section 1(e)(vi), the secretary of the Borrower) of the Borrower as to the compliance with clauses (a), (b) and (c) of this Section 1 on the respective dates as set forth therein; and
(vii) for each Mortgaged Property, a Flood Determination Form, Borrower Notice and Evidence of Flood Insurance, as applicable.
As used in this Agreement, “Arrangers” means each of Credit Suisse Securities (USA) LLC (together with its affiliates), Barclays Bank PLC, BMO Capital Markets Corp., CoBank, ACB, Coöperatieve Rabobank U.A., New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and any of its designated affiliates, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and any of its designated affiliates, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and any of it designated affiliates, Morgan Stanley Senior Funding, Inc., Nomura Securities International, Inc., PNC Bank Capital Markets, RBC Capital Markets,1 SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

____________
1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

2.
Applicable Rate. As set forth in Joinder Agreement No. 1 with respect to the Existing Series A Incremental Term Loans, (a) the Applicable Rate for the Tack-On Series A Incremental Term Loans shall mean, as of any date of determination, 1.25% per annum for any Base Rate Loans that are Tack-On Series A Incremental Term Loans and 2.25% per annum for any Eurodollar Rate Loans that are Tack-On Series A Incremental Term Loans; and (b)notwithstanding anything herein or in the Credit Agreement to the contrary, at no time will the Eurodollar Rate in respect of the Tack-On Series A Incremental Term Loans be deemed to be less than 0.00% per annum.

3.	Principal Payments.
(a) Amortization. The Borrower shall make principal payments on the Series A Incremental Term Loans (including the Tack-On Series A Incremental Term Loans) in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series A Incremental Term Loans
September 30, 2017	$5,500,000
December 31, 2017	$5,500,000
March 31, 2018	$5,500,000
June 30, 2018	$5,500,000
September 30, 2018	$5,500,000
December 31, 2018	$5,500,000
March 31, 2019	$5,500,000
June 30, 2019	$5,500,000
September 30, 2019	$5,500,000
December 31, 2019	$5,500,000
March 31, 2020	$5,500,000
June 30, 2020	$5,500,000

September 30, 2020	$5,500,000
December 31, 2020	$5,500,000
March 31, 2021	$5,500,000
June 30, 2021	$5,500,000
September 30, 2021	$5,500,000
December 31, 2021	$5,500,000
March 31, 2022	$5,500,000
June 30, 2022	$5,500,000
September 30, 2022	$5,500,000
December 31, 2022	$5,500,000
March 31, 2023	$5,500,000
June 30, 2023	$5,500,000
September 30, 2023	$5,500,000
December 31, 2023	$5,500,000
March 31, 2024	$5,500,000
For the avoidance of doubt, from and after the Joinder No. 2 Effective Date, the amortization schedule above amends and restates (in its entirety) the amortization table set forth in Section 3(a) of Joinder Agreement No. 1.
(b) Maturity Date. The Borrower shall repay the Series A Incremental Term Loans (including the Tack-On Series A Incremental Term Loans) in full on May 24, 2024 (the “Series A Incremental Term Loan Maturity Date”).

4.
Most Favored Nation Provision. As set forth in Joinder Agreement No. 1 with respect to the Existing Series A Incremental Term Loans, the yield applicable to each additional Series of Incremental Term Loans incurred pursuant to the Credit Agreement shall be determined by the Borrower and the applicable lenders under such additional Series of Incremental Term Loans as set forth in the applicable Joinder Agreement; provided that the annual yield (as reasonably determined by the Administrative Agent taking into account interest margins, minimum Eurodollar Rate, minimum Base Rate, upfront fees and OID on such term loans with upfront fees and OID equated to interest margins based on assumed four-year life-to-maturity) applicable to such additional Series of Incremental Term Loans will not be more than fifty (50) basis points above the annual yield for the Series A Incremental Term Loans (including the Tack-On Series A Incremental Term Loans) (as reasonably determined by the Administrative Agent consistent with the above (but including only those upfront fees or OID paid generally to all of the Series A Incremental Term Loan Lenders (as defined in Joinder Agreement No. 1) at the time of the incurrence of the Series A Incremental Term Loans)) unless the annual yield with respect to the Series A Incremental Term Loans (including the Tack-On Series A Incremental Term Loans) is increased by an amount equal to the difference between the annual yield with respect to such additional Series of Incremental Term Loans less fifty (50) basis points and the annual yield for the Series A Incremental Term Loans (including the Tack-On Series A Incremental Term Loans).

5.
Voluntary and Mandatory Prepayments. The Borrower shall make principal payments on the Series A Incremental Term Loans (including the Tack-On Series A Incremental Term Loans) as set forth in Section 5 of Joinder Agreement No. 1 and, for the avoidance of doubt, all references in Section 5 of Joinder Agreement No. 1 to Series A Incremental Term Loans shall be deemed to include the Tack-On Series A Incremental Term Loans.

6.
Prepayment Fees (Repricing Events). The Borrower agrees to pay to each Incremental Term Loan Lender that has Tack-On Series A Incremental Term Loans the prepayment fees applicable to Existing Series A Incremental Term Loans as set forth in Joinder Agreement No. 1 with respect to the Existing Series A Incremental Term Loans and, for the avoidance of doubt, all references in Section 6 of Joinder Agreement No. 1 to Series A Incremental Term Loans shall be deemed to include the Tack-On Series A Incremental Term Loans.

7.
Other Fees. The Borrower agrees to pay to the Funding Incremental Term Loan Lender as of the Joinder Agreement No. 2 Effective Date, as fee compensation for the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder, an amount equal to 0.25% of the aggregate amount of the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment, payable to the Funding Incremental Term Loan Lender out of the proceeds of any Loans as and when funded on the date hereof in respect of the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder.

8
Post-Closing Real Estate Covenant. The Borrower covenants and agrees that on or before August 31, 2017 (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion with respect to some or all of the Mortgaged Properties that are subject to a Mortgage on the date hereof) it shall:

(i) execute and deliver a modification for each Mortgage on each Mortgaged Property that is subject to a Mortgage on the date hereof (the “Modifications”) in form and substance reasonably satisfactory to the Administrative Agent duly executed by the appropriate Loan Party;
(ii) provide evidence reasonably satisfactory to the Administrative Agent that counterparts of the Modifications are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to maintain a valid first and subsisting Lien on the property described therein subject to Permitted Prior Liens in favor of the Administrative Agent for the benefit of the Secured Parties and evidence that all filing, documentary, stamp, intangible and recording taxes and fees will be paid upon the recording of the Modifications; and
(iii) cause to be provided to the Administrative Agent fully paid endorsement(s) to the existing Mortgage Policies reasonably satisfactory the Administrative Agent or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of such Mortgages has not changed and confirming and/or insuring that since the issuance of the existing title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances that may then or thereafter take priority over the Lien of such Mortgages (other than Permitted Prior Liens).

9.
Fungibility. For the avoidance of doubt and notwithstanding any provision herein to the contrary, on and after the Joinder No. 2 Effective Date, the Existing Series A Incremental Term Loans and the Tack-On Series A Incremental Term Loans shall be deemed to be, and treated as, part of the same Series of Incremental Term Loans (such Series, the “Series A Incremental Term Loans”) for all purposes under the Credit Agreement and each other Loan Document (including Joinder Agreement No. 1 and this Agreement), including for any purposes of any determination of Required Lenders and the application of repayments or prepayments of the Series A Incremental Term Loans as set forth in the Credit Agreement and/or, for the avoidance of doubt, Joinder Agreement No. 1 and this Agreement. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of the making of the Tack-On Series A Incremental Term Loans on the Joinder Agreement No. 2 Effective Date, all such Tack-On Series A Term Loans and all Existing Series A Term Loans shall be deemed to be a single Series of Incremental Term Loans on a pro rata basis.

10.
Credit Agreement Governs. Except as set forth in this Agreement, the Tack-On Series A Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents (including, to the extent specified herein, Joinder Agreement No. 1).

11.	Representations and Warranties. By its execution of this Agreement, the Borrower and each Guarantor hereby represents and warrants that, as of the date hereof:
(a)     each Loan Party has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and, with respect to the Borrower, the Credit Agreement;
(b)    the execution, delivery and performance by each Loan Party of this Agreement and with respect to the Borrower, the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law;
(c)    no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or with respect to the Borrower, the Credit Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;
(d)    this Agreement has been duly executed and delivered by each Loan Party that is a party hereto. Each of this Agreement and the Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party to the extent it is a part thereto, enforceable against each Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(e)    the representations and warranties contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects as of the Joinder Agreement No. 2 Effective Date to the same extent as though made as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; and

(f)    no Event of Default or Default has occurred and is continuing, in each case immediately before and immediately after giving effect to this Agreement and the transactions contemplated hereby.

12.	Eligible Assignee. By its execution of this Agreement, the Funding Incremental Term Loan Lender represents and warrants that it is an Eligible Assignee.

13
Consents. For purposes of Section 10.06(b) of the Credit Agreement, the Borrower hereby consents to any assignee of the Funding Incremental Term Loan Lender or any of its Affiliates becoming a Series A Incremental Term Loan Lender (as defined in Joinder Agreement No. 1) in connection with the initial syndication of the Tack-On Series A Incremental Term Loans to the extent the inclusion of such assignee in the syndicate had been disclosed to and agreed to by the Borrower prior to the Joinder Agreement No. 2 Effective Date.

14.	Notice. For purposes of the Credit Agreement, the initial notice address of the Funding Incremental Term Loan Lender shall be as set forth below its signature below.

15.
Foreign Lenders. For each Funding Incremental Term Loan Lender that is a Foreign Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Funding Incremental Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

16.
No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.

17.
Recordation of the Tack-On Series A Incremental Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Tack-On Series A Incremental Term Loans made by the Funding Incremental Term Loan Lender in the Register.

18.
Amendment, Modification and Waiver. This Agreement may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

19.
Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

20.	Governing Law; Jurisdiction; Etc.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR TO THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
THE PROVISIONS OF SECTIONS 10.14(b), (c) AND (d), 10.15, 10.16 AND 10.18 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF.

21.	Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

22.
Reaffirmation. The Borrower and each Guarantor hereby (a) acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and (b) reaffirms, as applicable, its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party and agrees that, notwithstanding the effectiveness of this Agreement or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

The Borrower and each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement or the First Joinder Agreement.
Nothing in this Agreement shall (i) constitute any waiver of any provisions of the Credit Agreement or any other Loan Document unless expressly set forth herein or (ii) be deemed to require the consent of any Guarantor to any future amendments to or waivers of the Credit Agreement or any other Loan Document, in whole or part.

23.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

24.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

25.
USA PATRIOT Act. Each of the Funding Incremental Term Loan Lender and the Administrative Agent (for itself and not on behalf of the Funding Incremental Term Loan Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow the Funding Incremental Term Loan Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or the Funding Incremental Term Loan Lender, provide all documentation and other information that the Administrative Agent or the Funding Incremental Term Loan Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

Funding Incremental Term Loan Lender:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

[Signature Page to Joinder Agreement No. 2]

Borrower:

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Senior Vice President, General Counsel and Chief Administrative Officer, Secretary

Guarantors:

AGRICORE UNITED HOLDINGS INC.
ATTUNE FOODS, LLC
CUSTOM NUTRICEUTICAL LABORATORIES, LLC
DYMATIZE ENTERPRISES, LLC
DYMATIZE HOLDINGS, LLC
GOLDEN ACQUISITION SUB, LLC
GOLDEN BOY NUT CORPORATION
GOLDEN BOY PORTALES, LLC
POST ACQUISITION SUB IV, LLC
PREMIER NUTRITION CORPORATION
SUPREME PROTEIN, LLC
TA/DEI-A ACQUISITION CORP.
TA/DEI-B1 ACQUISITION CORP.
TA/DEI-B2 ACQUISITION CORP.
TA/DEI-B3 ACQUISITION CORP.
AMERICAN BLANCHING COMPANY
PRIMO PIATTO, INC.
DAKOTA GROWERS PASTA COMPANY, INC.
DNA DREAMFIELDS COMPANY, LLC
GB ACQUISITION USA, INC.
GOLDEN NUT COMPANY (USA) INC.
NUTS DISTRIBUTOR OF AMERICA INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Secretary of each above-listed Guarantor

[Signature Page to Joinder Agreement No. 2]

MFI HOLDING CORPORATION
MICHAEL FOODS, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
NATIONAL PASTEURIZED EGGS, INC.
PCB BATTLE CREEK, LLC
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
NATIONAL PASTEURIZED EGGS, LLC
CASA TRUCKING, INC.
CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
MFI INTERNATIONAL, INC.
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
M.G. WALDBAUM COMPANY

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	Assistant Secretary of each above-listed Guarantor

[Signature Page to Joinder Agreement No. 2]

Consented to by:

BARCLAYS BANK PLC as Administrative Agent

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

[Signature Page to Joinder Agreement No. 2]

SCHEDULE A
TO JOINDER AGREEMENT NO. 2

Name of Lender	Type of Commitment	Amount
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	Incremental Term Loan Commitment	$1,000,000,000
		Total: $1,000,000,000

[Schedule A to Joinder Agreement No. 2]

SCHEDULE B
JURISDICTIONS
New York
Missouri
Illinois
Minnesota
North Dakota
Nebraska

[Schedule B to Joinder Agreement No. 2]